DRAFT - JUNE 19, 1997

                       PREMIUM CIGARS INTERNATIONAL, LTD.

                                LOCK-UP AGREEMENT

                                  June_, 1997

W.B. McKee Securities, Inc.
3003 North Central Avenue
Suite 100
Phoenix, Arizona 85012

     Re: Lock-Up Agreement

Ladies and Gentlemen:

     The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named on [Schedule I] to such agreement (collectively, the "Underwriters"), with Premium Cigars International, Ltd. (the "Company") providing for an initial public offering of the Common Stock of the Company (the "Shares") pursuant to a Registration Statement on Form SB-2 filed with the Securities and Exchange Commission (the "SEC").

     In consideration of the agreement by the Underwriters to offer and sell the
Shares,  and  of  other  good  and  valuable  consideration,   the  receipt  and
sufficiency of which is hereby acknowledged, the undersigned agrees, for a period of eighteen months from the effective date of the public offering of the Shares, that the undersigned will not offer to sell, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of any Shares or any other securities of the Company that are substantially similar to the Shares, including but not limited to any securities of the Company that are convertible into or exchangeable for, or that represent the right to receive, Common Stock of the Company or any such similar securities, whether now owned or hereafter acquired, owned directly by the undersigned or with respect to which the undersigned has beneficial ownership, within the rules and regulations of the SEC (collectively, the "Undersigned's Shares").
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     The foregoing  restriction is expressly  agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Shares or with respect to any security that includes, relates to or derives any significant part of its value from such Shares.

     Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) as a transfer to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be he bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or
(iii) with the prior written consent of [ ] on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

     The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

                                   Very truly yours,

                                   Name of Stockholder: ________________________


                                   Signature: __________________________________

                                   Title: ______________________________________